UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2021

TuSimple Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40326	86-2341575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TuSimple Holdings Inc.
9191 Towne Centre Drive
Suite 600
San Diego, CA 92122
(Address of principal executive offices, including zip code)

(619) 916-3144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TSP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, TuSimple Holdings Inc. (the “Company”) filed a notice with the Committee on Foreign Investment in the United States (“CFIUS”). CFIUS is reviewing the 2017 acquisition of the U.S. business of TuSimple LLC by Tusimple (Cayman) Limited (the “2017 Transaction”), which was the Company’s name prior to its deregistration as a Cayman Islands exempted company and domestication as a corporation incorporated under the laws of Delaware. Further details regarding the 2017 Transaction are set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 5, 2021. The Company was recently informed that CFIUS initiated a 45-day investigation period in connection with its review of the 2017 Transaction. It is not uncommon for CFIUS to initiate the 45-day investigation period, and it does not indicate one way or the other whether CFIUS will eventually identify a national security concern with the 2017 Transaction. To date, CFIUS has not advised the Company of any determinations regarding the 2017 Transaction. Although the Company cannot predict the outcome of the CFIUS review at this time, the Company continues to cooperate fully with CFIUS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TuSimple Holdings Inc.

By:	/s/ Patrick Dillon
Patrick Dillon
Chief Financial Officer

Dated: August 16, 2021